LIMITED POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that as of the date hereof each of the undersigned trustees of RMB Investors Trust hereby revokes all prior appointments of attorney-in-fact with regards to any Registration Statement of RMB Investors Trust, and any amendments thereto, on Form N-14 and hereby constitutes and appoints Christopher M. Graff, Maher A. Harb and Jennifer Boyce, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution, and revocation, for him or her and in his or her name, place and stead, in any and all capacities to sign any Registration Statement, and any amendments or supplements thereto, of RMB Investors Trust on Form N-14 under the Securities Act of 1933, as amended (File No. 002-17226), and the Investment Company Act of 1940, as amended (File No. 811-00994), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

DATED:    December 12, 2025

/s/ Margaret M. Eisen
Margaret M. Eisen

/s/ Peter Borish
Peter Borish

/s/ Michael A. Vardas
Michael A. Vardas

185934862.1